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                                                                   EXHIBIT 10.19

                            WHITEHALL JEWELLERS, INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


     Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), hereby grants to "FirstName" "LastName" (the "Optionee") as of "Date" (the "Option Date"), pursuant to the provisions of the Company's 1997 Long-Term Incentive Plan (the "Plan"), a non-qualified option to purchase from the Company (the "Option") "Shares" shares of its Common Stock, $.001 par value ("Stock"), at the price of "Price" per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

     1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

     2. Time and Manner of Exercise of Option.

     2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the tenth anniversary of the Option Date (the "Expiration Date").

     2.2. Exercise of Option. (a) The Option shall not be exercisable during the first year following the Option Date. Thereafter, the Option may be exercised:
(i) on or after the first anniversary of the Option Date, for up to one-third of the shares of Stock subject to the Option on the Option Date, (ii) on or after the second anniversary of the Option Date, for up to an additional one-third (two-thirds on a cumulative basis) of the shares of Stock subject to the Option on the Option Date, (iii) on or after the third anniversary of the Option Date, for up to the remaining one-third (all shares on a cumulative basis) of the shares of Stock subject to the Option on the Option Date, and (iv) as otherwise provided herein or pursuant to any acceleration provisions of the Plan. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

     (b) If the Optionee ceases to be a director of the Company by reason of Disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's ceasing to be a director and may thereafter be exercised by the Optionee (or the Optionee's Legal Representative or Permitted Transferees) until the earliest to occur of (i) the date which is three months after the effective date of the Optionee's ceasing to be a director and (ii) the Expiration Date.

     (c) If the Optionee ceases to be a director of the Company on or after age 65, the Option shall be exercisable only to the extent that it is exercisable on the effective date of the Optionee's ceasing to be a director and may thereafter be exercised by the Optionee (or the Optionee's Legal Representative or Permitted Transferees) until the earliest to occur of (i) the date which is three months after the effective date of the Optionee's ceasing to be a director and (ii) the Expiration Date.



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     (d) If the Optionee ceases to be a director of the Company by reason of death, the Option shall be fully exercisable and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

     (e) If the Optionee ceases to be a director of the Company for any reason other than Disability, retirement on or after age 65 or death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's ceasing to be a director and may thereafter be exercised by the Optionee (or the Optionee's Legal Representative or Permitted Transferees) until the earliest to occur of (i) the date which is three months after the effective date of the Optionee's ceasing to be a director and (ii) the Expiration Date.

     (f) If the Optionee dies during the three-month period following the Optionee's ceasing to be a director of the Company by reason of Disability, or if the Optionee dies during the three-month period following the Optionee's ceasing to be a director of the Company on or after age 65, or the Optionee dies during the three-month period following the Optionee's ceasing to be a director for any reason other than by reason of Disability or retirement on or after age 65, the Option shall be exercisable only to the extent that it is exercisable on the date of the Optionee's death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until the earliest to occur of (i)the date one year after the date of death and
(ii) the Expiration Date.

     2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised in whole or in part by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) by delivery of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the Option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iv) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (v) a combination of (i), (ii) and (iii), and
(2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii)-(v) and if the Optionee is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the full purchase price therefor has been paid.

     2.4 Termination of Option. (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not




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exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

     (b) In the event that rights to purchase all or a portion of the shares of Stock subject to the Option expire or are exercised, canceled or forfeited, the Optionee shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Stock hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, canceled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be at least as favorable to the Optionee as this Agreement in form and substance.

     3. Additional Terms and Conditions of Option.

     3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

     3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its reasonable judgment deem necessary or advisable to comply with the Securities Act, applicable state securities laws or the regulations or requirements of any such regulatory authority.

     3.3. Withholding Taxes. (a) As a condition precedent to the delivery of Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount of cash as the Company




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may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

     (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.3(a), (2) delivery to the Company of previously owned whole shares of Stock (which the Optionee has held for at least six months prior to the delivery of such shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Optionee upon exercise of the Option having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5) and if the Optionee is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Shares of Stock to be delivered or withheld may have a Fair Market Value in excess of the minimum amount of the Required Tax Payments, but not in excess of the amount determined by applying the Optionee's maximum marginal tax rate. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

     3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee (such adjustment to be made reasonably and in good faith by the Committee) without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. Such a decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

     3.5. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in




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part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not approved by the Company (which approval will not be unreasonably withheld). The Company agrees to use all reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

     3.6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.3.

     3.7. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

     3.8. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions and make all determinations which may arise in connection with the Option or its exercise (which rights the Committee shall exercise reasonably and in good faith), and any interpretation, determination or other action so made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

     3.9. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

     3.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

     4. Miscellaneous Provisions.

     4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation.

     4.2. Meaning of Certain Terms. (a) References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

     (b) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, guardian or similar person and the term "Permitted Transferee" shall include any transferee pursuant to a transfer permitted under the Plan and Section 3.1 hereof.





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     4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

     4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention:
Secretary, and if to the Optionee, to "FirstName" "LastName". All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

     4.5. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     4.6 Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.



                                        WHITEHALL JEWELLERS, INC.


                                        By:     ________________________________
                                                Name:
                                                Title:


 Accepted this _______ day of

 ________________, 2001.



____________________________
"FirstName" "LastName"